UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2025

Cornerstone Building Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway Suite 400 Cary NC	27513
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Rose Lee as Director, President and Chief Executive Officer of the Company

On March 18, 2025, Rose Lee resigned as Cornerstone Building Brands, Inc.’s (the “Company”) President, Chief Executive Officer, member of the Board of Directors as well as all other Company positions, effective immediately to focus on a personal family matter.

Appointment of John Krenicki as Interim President and Chief Executive Officer of the Company

The Company’s Board of Directors has appointed John Krenicki, the Chairman of the Board, to serve as the Company’s Interim President and Chief Executive Officer as of the effective date of Ms. Lee’s resignation. The Board has engaged a nationally recognized firm to conduct a search for Ms. Lee’s successor.

The information required by Items 401(b), (d) and (e) of Regulation S-K of the Securities Act of 1933, as amended is included in Item 10 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”) and is incorporated by reference herein.

There are no family relationships between Mr. Krenicki and any Company director or executive officer and no arrangements or understandings between Mr. Krenicki and any other persons pursuant to which Mr. Krenicki was elected as an officer of the Company. Mr. Krenicki is not party to any related person transactions (as defined in Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended) with the Company. Mr. Krenicki will not receive any compensation as an officer of the Company.

Appointment of Tina Beskid as Chief Accounting Officer of the Company

On March 17, 2025, the Company appointed Tina Beskid as Senior Vice President, Chief Accounting Officer of the Company, effective April 1, 2025.

Ms. Beskid, age 50, most recently served as Senior Vice President and Chief Accounting Officer of Resideo Technologies, Inc., a manufacturer of technology-driven products and components. Ms. Beskid was previously Vice President of Finance and Investor Relations at the Company from 2019 to 2022. Prior to Cornerstone, she spent eight years with the Timken Company and spin-off Metallus Inc. (formerly, TimkenSteel Corporation) in a variety of accounting, finance, and investor relations roles from 2010 to 2018. Ms. Beskid was also VP and Corporate Controller at Follett Corporation from 2018 to 2019, and held a variety of positions at Caterpillar, Inc and Eaton Corporation. Ms. Beskid spent the first six years of her career at the “big four” accounting firm Deloitte & Touche. She is a graduate of John Carroll University and holds active CPA and CGMA designations.

There are no family relationships between Ms. Beskid and any Company director or executive officer and no arrangements or understandings between Ms. Beskid and any other persons pursuant to which Ms. Beskid was elected as an officer of the Company. Ms. Beskid is not party to any related person transactions (as defined in Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended) with the Company.

Ms. Beskid will receive an annual base salary of $438,000 and a target annual bonus equal to sixty percent of her base salary, pro-rated for Ms. Beskid’s employment for the 2025 calendar year, with the actual payment amount to be determined in accordance with the Company’s Short Term Incentive Plan. Ms. Beskid will also be eligible to receive a one-time grant of 10,000 Class B Profit Units under the Camelot Return Ultimate 2022 Equity Incentive Plan (see “Item 11. Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation” in the 2024 Form 10-K for a discussion of Class B Profit Units and the Camelot Return Ultimate 2022 Equity Incentive Plan).

Departure of Wayne F. Irmiter as Chief Accounting Officer of the Company

On March 18, 2025, Wayne F. Irmiter, the Company’s Senior Vice President, Chief Accounting Officer departed the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Alena S. Brenner
Name: Alena S. Brenner
Title: Executive Vice President, General Counsel and Corporate Secretary

Date: March 21, 2025